                                                                     EXHIBIT 4.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            IVIVI TECHNOLOGIES, INC.

    (PURSUANT TO SECTION 14A:9-5 OF THE NEW JERSEY BUSINESS CORPORATION ACT)

                             DATED: OCTOBER 11, 2006


         Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, Ivivi Technologies, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby amends and restates its certificate of incorporation to read in its entirety as follows:


                                    ARTICLE I
                                      NAME

                  The name of the Corporation is Ivivi Technologies, Inc.


                                   ARTICLE II
                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.


                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's current registered office is 224-S Pegasus Avenue, Northvale, New Jersey 07647. The name of the Corporation's current registered agent at that address is Andre' DiMino.


                                   ARTICLE IV
                           CURRENT BOARD OF DIRECTORS

         The number constituting the current Board of Directors of the Corporation is three. The names and addresses of the current directors are as follows:


         NAME                                      ADDRESS
         ----                                      -------

         Andre' DiMino                             c/o Ivivi Technologies, Inc.
                                                   224-S Pegasus Avenue
                                                   Northvale, New Jersey 07647

         David Saloff                              c/o Ivivi Technologies, Inc.
                                                   224-S Pegasus Avenue
                                                   Northvale, New Jersey 07647

         Vincent DiMino                            c/o Ivivi Technologies, Inc.
                                                   224-S Pegasus Avenue
                                                   Northvale, New Jersey 07647

                                    ARTICLE V
                                  CAPITAL STOCK

         The total authorized capital stock of the Corporation shall be 75,000,000 shares consisting of (i) 70,000,000 shares of common stock, no par value ("Common Stock"), and (ii) 5,000,000 shares of preferred stock ("Preferred Stock"). Shares of authorized capital stock of each class may be issued for such consideration as may be determined from time to time by the Board of Directors of the Corporation.

         The voting powers and designations, preferences and relative, participating, optional or other special rights, and the qualifications, restrictions, or limitations of the authorized capital stock of the Corporation are as follows:

         A. COMMON STOCK.

                  (1) DIVIDENDS. Subject to the preferences and other rights of the Preferred Stock as may be fixed in an amendment to this Restated Certificate of Incorporation, dividends (payable in cash, stock or otherwise) may be declared and paid out of funds legally available therefor upon any class of Common Stock from time to time as may be determined by the Board of Directors of the Corporation.

                  (2) RIGHTS UPON LIQUIDATION, DISSOLUTION, OR WINDING UP. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, after payment to the holders of Preferred Stock of the full amounts to which they have a liquidation preference, if any, the holders of all classes of Common Stock shall be entitled to share ratably per share without regard to class in all assets then remaining subject to distribution to the shareholders of the Corporation.

         B. PREFERRED STOCK. The Board of Directors of the Corporation is hereby authorized to divide the Preferred Stock into one or more series, to determine the designation of and the number of shares of any series, and to determine the relative rights, preferences and limitations of the shares of any class or of any series. All those determinations may be made by an amendment to this Restated Certificate of Incorporation adopted by the Board of Directors of the Corporation. That amendment may fix the designations, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including the following:

                  (1)      the number of shares constituting that series;

                  (2) the specification of par value or no par value or none of the shares constituting that series;

                  (3) the rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of that series will be paid;

                  (4) provisions making dividends payable with respect to Preferred Stock of that series cumulative, non-cumulative or partially cumulative;

                  (5) provisions making dividends payable with respect to the Preferred Stock of that series fully participating, partially participating, or non-participating, and payable on a parity with, subordinate or in preference to the dividends payable on any other class or series;

                  (6) the right, if any, of the holders of the Preferred Stock of that series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of that conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors of the Corporation shall determine;

                  (7) the redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, Preferred Stock of that series may be redeemed;

                  (8) the rights of the holders of Preferred Stock of that series upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  (9) the terms or amounts of any sinking fund provided for the purchase or redemption of the Preferred Stock of that series; and

                  (10) provisions giving the Preferred Stock of that series special, limited, multiple or no voting rights and specifying those voting rights, if any.

         C. VOTING RIGHTS. At every meeting of the shareholders of the Corporation, every holder of Common Stock shall be entitled to one (1) vote per share. Any resolution, motion or corporate action which shall require the vote of the shareholders, other than one relating to the election of directors of the Corporation (discussed in Article VI of this Restated Certificate of Incorporation), may be validly adopted, authorized or approved by the affirmative vote of not less than a majority of the votes cast by the holders of the Common Stock voting at that meeting.

         D. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractions of shares of Common Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon payment of any stock dividend or in connection with any stock split or combination, or upon conversion of any share or shares of Preferred Stock or any convertible security, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Common Stock of the Corporation. For that purpose, the market value of a share of Common Stock shall be the last recorded sale price regular way of a share of that stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the record date for that stock dividend or the last trading day before that stock split or combination shall become effective or the last trading day before shares of Preferred Stock or other convertible security are surrendered for conversion, or if there be no recorded sale price regular way on such day, the last quoted bid price per share of the Common Stock on that exchange at the close of trading on that date. If the Common Stock shall not at such time be traded on a national securities exchange, the market value of the Common Stock shall be the then prevailing market price of that stock on any other securities exchange or in the over-the-counter market, as determined by the Board, which determination shall be conclusive.


                                   ARTICLE VI
                               BOARD OF DIRECTORS

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

         A. MANAGEMENT. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors which shall constitute the entire Board of Directors of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

         B. VACANCIES. Commencing with the first Annual Meeting of Shareholders following the initial public offering of shares of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or Form SB-2, or the equivalent thereof (an "Initial Public Offering"), the directors elected at an Annual Meeting of Shareholders to succeed those whose terms then expire shall hold office until the next Annual Meeting of Shareholders and until such director's successor is elected and has been qualified. Any vacancies in the Board of Directors of the Corporation for any reason, and any created directorships resulting from any increase in the number of directors, may be filled by the vote of not less than a majority of the members of the Board of Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next Annual Meeting of Shareholders and their successors shall be elected and qualified.

         C. REMOVAL. From and after the consummation of an Initial Public Offering, notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

                                   ARTICLE VII
                    ACTION BY SHAREHOLDERS; SPECIAL MEETINGS

         A. ACTION BY SHAREHOLDERS. From and after the consummation of an Initial Public Offering, notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, any action by the Corporation's shareholders may only be effected at an annual or special meeting of the Corporation's shareholders called in compliance with Section B of this
Article VII, or pursuant to a unanimous written consent of the Corporation's shareholders in compliance with Section 14A:5-6 of the New Jersey Business Corporation Act (or any successor section the New Jersey Business Corporation
Act).

         B. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called exclusively by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer or a Co-Chief Executive Officer, as the case may be, or the President of the Corporation or, at the direction of any of them, any Vice President or the Secretary of the Corporation, upon not less than 10 days written notice to the shareholders of the Corporation. Such notice shall state the purpose or purposes of the proposed special meeting. The business transacted at any special meeting shall be limited to the purposes stated when the meeting is called or in the notice of such meeting.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         Every person who is or was a director or officer of the Corporation shall be indemnified and defended by the Corporation to the fullest extent allowed by law, including the indemnification permitted by Section 14A:3-5(8) of the New Jersey Business Corporation Act, against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the Corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or officer in connection with the proceeding, subject to the receipt by the Corporation of an undertaking as required by law. Notwithstanding anything herein contained to the contrary, any payments or advances under this Article VIII are subject to and conditioned upon the Corporation's compliance with any applicable laws, and regulatory regulations promulgated thereunder, with respect to such payments or advances.


                                   ARTICLE IX
                   PERSONAL LIABILITY OF DIRECTORS OR OFFICERS

         A director or an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for the breach of any duty owed to the Corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act. No amendment to or repeal of this Article IX and no amendment, repeal or termination of effectiveness of any law permitting the exemption from liability provided for herein shall apply to or have any effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of that director or officer occurring prior to the amendment, repeal or termination of effectiveness.


                                    ARTICLE X
                                   AMENDMENTS

         Except as may be otherwise provided in this Restated Certificate of Incorporation, from time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of New Jersey at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article. Notwithstanding the foregoing or any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 75% or more of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Article V, Article VI, Article VII, Article VIII, Article IX or this
Article X of this Restated Certificate of Incorporation.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer as of the date first written above.



                                       IVIVI TECHNOLOGIES, INC.



                                       By: /S/ David Saloff
                                           ----------------
                                           David Saloff
                                           President and Chief Executive Officer


ATTEST:



/S/ Andre' DiMino
-----------------
Andre' DiMino
Chairman and Chief Financial Officer